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                                                                  Exhibit (d)(2)

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of May 31, 2000 by and among EXCELSIOR INSTITUTIONAL TRUST (the "Trust"), a Delaware business trust registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), U.S. TRUST COMPANY ("UST"), a Connecticut state bank and trust company, and UNITED STATES TRUST COMPANY OF NEW YORK ("USTNY"), a New York state-chartered bank and trust company (together with UST, the "Adviser").

         In consideration of the promises and the mutual covenants herein contained, the Trust and the Adviser agree as follows:

            1. Appointment. The Trust appoints the Adviser to act as Adviser to the Trust with respect to the series of the Trust listed on Exhibit A hereto (the "Series") for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to provide an investment program for the compensation provided by this Agreement. In providing the services and assuming the obligations set forth herein, the Adviser may, at its own expense, employ one or more sub-advisers; provided that the Adviser understands and agrees that it shall remain fully responsible for the performance of all the duties set forth in this Agreement and that it shall supervise the activities of each sub-adviser. Any agreement between the Adviser and a sub-adviser shall be subject to the renewal, termination and amendment provisions applicable to this Agreement.

         The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as Adviser to the Trust under applicable law and are under the common control of U.S. Trust Corporation provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, (ii) the use of an affiliate's employees does not result in a change of actual control or management of the Adviser under the Investment Company Act; and (iii) the use of an affiliate's employees has been approved by the Board of Trustees of the Trust.

            2. Sub-Adviser. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser believes to be fitted to assist it in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any such person as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that the sub-advisory services to the Series shall be provided by person or persons agreeable to the Adviser and approved in accordance with the provisions of the Investment Company Act of 1940. Such sub-adviser is hereinafter referred to as the "Sub-Adviser."

            3. Duties of the Adviser. Subject to the direction and control of the Board of Trustees of the Trust, the Adviser's responsibilities include:
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                 (i)     Advising the Sub-Adviser with respect to U.S. economic
factors and trends;

                 (ii) Assisting and consulting with the Sub-Adviser in connection with the Series' continuous investment program;

                 (iii) Approving lists of foreign countries recommended by the Sub-Adviser for investments of the Series;

                 (iv) Placing orders with respect to purchases and sales of the securities of U.S. issuers as described in the Prospectus;

                 (v) Managing, in cooperation with the Sub-Adviser, the Fund's short-term cash balance positions denominated in U.S. dollars to preserve required liquidity of the Series' assets including placing of orders for U.S. money market instruments;

                 (vi)    Monitoring the Sub-Adviser's investment procedures; and

                 (vii) Periodically reviewing, evaluating and reporting to the Trust's Board of Trustee with respect to the performance of the Sub-Adviser under the Sub-Advisory Agreement.

         The Adviser further agrees that it:

          (a) will prepare (or otherwise obtain) and evaluate on both a macroeconomic and microeconomic level any pertinent research; statistical, financial and economic data; and other information necessary or appropriate for the performance of its duties under this Agreement;

          (b) will formulate and continuously review, supervise, and administer an investment program for the Series;

          (c) will determine the securities to be purchased by the Series, and continuously monitor such securities and the issuers thereof to determine whether and when to sell, exchange, or take any other action concerning such securities;

          (d) will determine whether and how to exercise warrants, voting rights, or other rights with respect to the Series' securities;

          (e) will provide valuations with respect to the securities held by the Series if so requested by the Trustees of the Trust

          (f) will render regular reports to the Trust's officers and the Board of Trustees concerning the investment performance of the Trust, the Adviser's discharge of its responsibilities under this Agreement, and any other subject as the Trust's officers or Board of Trustees reasonably may request; and

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          (g)     will assist the Trust's officers in connection with the
operation of the Trust and perform any further acts that may be necessary to effectuate the purposes of this Agreement.

          4. Supervision and compliance. The activities of the Adviser shall be subject at all times to the direction and control of the Board of Trustees of the Trust and shall comply with: (a) the Trust Instrument and By-Laws of the Trust; (b) the Registration Statement of the Trust, as it may be amended from time to time, including the investment objectives and policies set forth therein; (c) the Investment Company Act and the regulations thereunder;
(d) the Internal Revenue Code of 1986 and the regulations thereunder applicable to regulated investment companies; (e) any other applicable laws or regulations; and (f) such other limitations as the Board of Trustees may adopt.

          5. Purchase and Sale of Securities. The Adviser shall, at its own expense, place orders for the purchase, sale or loan of securities by the Trust either directly with the issuer or with any broker and/or dealer who deals in such securities.

          (a) In placing orders with brokers and/or dealers, the Adviser shall use its best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker and/or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

         Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Trust and/or other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction, if the Adviser determines in good faith that such commission was reasonable in relation to the value of brokerage and research services provided by such broker. This determination may be viewed in terms of either that particular transaction or of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

          (b) The Adviser may execute transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Trust are "reasonable and fair" compared to commissions received by other brokers having comparable execution capability and provided that the transactions are effected pursuant to procedures established by the Board of Trustees of the Trust. An affiliated broker may transmit, clear and settle transactions for the Trust that are executed on a securities exchange provided that the affiliated broker arranges for unaffiliated brokers to execute the transactions.

          (c) Notwithstanding the foregoing, the Board of Trustees periodically shall review the commissions paid by the Trust and determine whether those commissions were reasonable in relation to the brokerage and research services received. In addition, the Board of Trustees of the Trust, in its discretion, may instruct the Adviser to effect all or a portion of its

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securities transactions with one or more brokers and/or dealers selected by the
Board of Trustees, if it determines that the use of such brokers and/or dealers is in the best interest of the Trust.

          (d) When the Adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other customers, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions. The Adviser also may purchase or sell a particular security for one or more customers in different amounts. Allocation of the securities purchased or sold in either manner, as well as the expenses incurred in the transactions, will be made by the Adviser in a manner that is equitable and consistent with applicable law and regulations and with its fiduciary obligations to the Trust and to such other customers.

            6.    Expenses.

          (a) The Adviser shall furnish at its own expense all office space, office facilities, equipment and personnel necessary or appropriate to the performance of its duties under this Agreement. The Adviser also shall pay the salaries and fees of all personnel of the Trust or the Adviser performing services related to the Adviser's duties under this Agreement.

          (b) It is understood that the Trust will pay all of its expenses and liabilities, including compensation of its independent Trustees; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, maintenance of books and accounts and calculation of the net asset value of beneficial interests of the Series), transfer agent and registrar and dividend disbursing agent of the Trust; expenses of preparing and mailing reports to investors and regulatory agencies; expenses relating to the issuance, registration and qualification of shares of the Series, and the preparation, printing and mailing of prospectuses for such purposes; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and Trustees' meetings; organization expenses; and extraordinary expenses.

            7. Compensation of the Adviser. In consideration of the services to be rendered by the Adviser under this Agreement, the Trust shall pay the Adviser a fee accrued daily and paid monthly from the Series at an annual rate equal to that specified in Exhibit A to this Agreement for the Series' average daily net assets. The fee for any period in which the Adviser serves as investment adviser pursuant to this Agreement for less than one full month shall be paid for that portion of the month accrued. For purposes of calculating fees, the value of the net assets of the Series shall be computed in the manner specified in its Registration Statement on Form N-1A.

            8. Services to Others. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser is free to render services to others and to engage in other activities, provided, however, that those services and activities do not adversely affect the Adviser's ability to perform its obligations under this Agreement.

            9. Books, Records, and Information. The Adviser shall provide the Trust with all records concerning the Adviser's activities that the Trust is required by law to maintain.

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Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-l and Rule 31a-2 under the Investment Company Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Trust also shall comply with all reasonable requests for information by the Trust's officers or Board of Trustees, including information required for the Trust's filings with the Securities and Exchange Commission and state securities commissions.

          10.     Limitations on Liability.

          (a) The Adviser hereby is notified expressly of the limitation of shareholder liability as set forth in the Trust Instrument and agrees that any obligation of the Trust or the Series arising in connection with this Agreement shall be limited in all cases to the Series and its assets, and the Adviser shall not seek satisfaction of any such obligation from any Trustee or shareholder of the Series.

          (b) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering services under this Agreement. In the absence of willful malfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be liable to the Trust or to any shareholder of the Series for any act or omission in the course of, or connected with, rendering services under this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security. The liability of the Adviser hereunder shall be joint, but not several.

          11.     Effective Date; Termination; Amendments.

          (a) This Agreement shall be effective as of the date hereof, and, unless terminated sooner as provided herein, shall continue until July 31, 2001. Thereafter, unless terminated sooner as provided herein, this Agreement shall continue in effect as to the Series for successive annual periods, provided that such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such continuance, and either: (i) the vote of a majority of the outstanding voting securities of the Series; or (ii) the vote of a majority of the full Board of Trustees.

          (b) This Agreement may be terminated at any time, without the payment of any penalty, either by: (i) the Trust, by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Series, on 60 days' written notice to the Adviser; or (ii) the Adviser, on 90 days' written notice to the Trust. This Agreement shall terminate immediately in the event of its assignment. An affiliate of the Adviser may assume the Adviser's obligations under this Agreement provided that (i) the affiliate is qualified to act as an investment adviser to the Trust under applicable law;
(ii) the assumption will not result in a change of actual control or management of the Adviser; and (iii) the assumption of the Adviser's obligations under this Agreement is approved by the Board of Trustees of the Trust.

          (c) This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Series, if such vote is required by the Investment Company Act, or by vote of a majority of the Board of Trustees of the Trust

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who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

            (d) As used in this Agreement, the terms "specifically approved at least annually," "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the Investment Company Act and the regulations thereunder.

            12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof, to the extent that such laws are consistent with provisions of the Investment Company Act and the regulations thereunder.

            13. Miscellaneous. The captions in this Agreement are included for the convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, regulation, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

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         IN WITNESS WHEREOF, the Trust and the Adviser have caused this
Agreement to be executed and delivered in their names and on their behalf by the undersigned, duly authorized officers, all as of the day and year first above written.


Attest:                                      EXCELSIOR INSTITUTIONAL
                                              TRUST



/s/ W. Bruce McConnel                        By:  /s/ Frederick S. Wonham
-----------------------                           ------------------------
Secretary                                    Title:   President and Treasurer



Attest:                                      U.S. TRUST COMPANY



/s/ W. Bruce McConnel                        By:  /s/ W. Michael Funck
-----------------------                           ---------------------
                                             Title:   President and Chief
                                                      Executive Officer


Attest:                                      UNITED STATES TRUST COMPANY
                                              OF NEW YORK



/s/ W. Bruce McConnel                        By:  /s/ Kenneth G. Walsh
----------------------                            ----------------------
                                             Title:   Executive Vice President

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                                                                       Exhibit A
                                                                   to Investment
                                                              Advisory Agreement


                  SCHEDULE OF SERIES AND FEES UNDER INVESTMENT
                               ADVISORY AGREEMENT


                                             Annual Fee (as a percentage of the
                                             average daily net assets of the
Series Names                                 Series)
------------                                 -----------------------------------
International
Equity Fund                                  1.00%

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